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                                                                     EXHIBIT 2.1

                            CERTIFICATE OF MERGER OF
                            DOMESTIC CORPORATION AND
                               FOREIGN CORPORATION


         Pursuant to Section 252(c) of the Delaware General Corporation Law and pursuant to Section 92A.200 of the Nevada General Corporation Law, the undersigned corporations have executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is SIMEX Technologies, Inc., a Delaware corporation (the "Surviving Corporation"), and the name of the corporation being merged into this surviving corporation is Simex/NK Technologies, Inc., a Nevada corporation ("Simex").


SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations. Of the 12,808,580 shares of common stock of Simex issued and outstanding, 6,750,000 shares of common stock were voted in favor of the Agreement of Merger all in accordance with the provisions of the Nevada General Corporation Act. Such shares of Simex common stock were voted as a class; no shares of any class of stock were issued and outstanding and entitled to vote thereon.


THIRD: The name of the Surviving Corporation is SIMEX Technologies, Inc., a Delaware corporation.


FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation which is attached hereto as Exhibit A.


FIFTH: The authorized common stock of Simex is Fifty-Five Million (55,000,000) with $0.001 par value and the authorized preferred stock of Simex is Five Million (5,000,000) with $0.001 par value, amounting to an aggregate par value of Fifty-Five Thousand Dollars ($55,000).


SIXTH:  The merger is to become effective on April 8, 1999.


SEVENTH: The Agreement of Merger is on file at Suite 995, 3475 Lenox Road, N.E., Atlanta, Georgia 30326, the principal place of business of the Surviving Corporation.


EIGHTH: A copy of the Agreement of Merger will be furnished by the Surviving Corporation on request, without cost, to any stockholder of the constituent corporations.




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         IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, as of the day of April, 1999.


                                     SIMEX TECHNOLOGIES, INC.,
                                     a Delaware corporation


                                     By  /s/ Kjell I. Jagelid
                                         ------------------------------------
                                         Kjell I. Jagelid
                                         President


                                     Attest  /s/ John P. O'Brien
                                             --------------------------------
                                             John P. O'Brien
                                             Secretary

                                                              [SEAL]


                                     SIMEX/NK TECHNOLOGIES, INC.,
                                     a Nevada corporation


                                     By  /s/ Kjell I. Jagelid
                                         ------------------------------------
                                         Kjell I. Jagelid
                                         President


                                     Attest  /s/ Warren L. Traver
                                             --------------------------------
                                             Warren L. Traver
                                             Secretary

                                                              [SEAL]




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STATE OF GEORGIA  )
                  )   ss.
COUNTY OF FULTON  )


         On this day of April, 1999, before me, a Notary Public in and for said county, personally came Kjell I. Jagelid and John P. O'Brien, President and Secretary, respectively, of Simex Technologies, Inc., a Delaware corporation, who, being duly sworn each for himself, did depose and say that they are the above-described officers of said corporation and did acknowledge the execution of the foregoing instrument as their voluntary act and deed and the voluntary act and deed of said corporation.

         WITNESS my notarial seal this ___ day of April, 1999.


                                                -------------------------------
                                                Notary Public


                                                My commission expires:
                                                                      ---------
                                                          [SEAL]



STATE OF GEORGIA  )
                  )   ss.
COUNTY OF FULTON  )


         On this ___ day of April, 1999, before me, a Notary Public in and for said county, personally came Kjell I. Jagelid and Warren L. Traver, President and Secretary, respectively, of Simex/NK Technologies, Inc., a Nevada corporation, who, being duly sworn each for himself, did depose and say that they are the above-described officers of said corporation and did acknowledge the execution of the foregoing instrument as their voluntary act and deed and the voluntary act and deed of said corporation.

         WITNESS my notarial seal this ___ day of April, 1999.





                                                -------------------------------
                                                Notary Public

                                                My commission expires:
                                                                      ---------
                                                          [SEAL]



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